EXHIBIT 21.1

BLUE WATER RESTAURANT GROUP, INC.

Subsidiaries of Registrant

Name of Subsidiary	State of Incorporation

Partytenders, Inc. (*)	Nevada

* - No shares have been issued as of November 9, 2012.